Exhibit 99.1

CareTrust REIT Completes $211 Million Acquisition

SAN CLEMENTE, Calif., April 02, 2019 (GLOBE NEWSWIRE) — CareTrust REIT, Inc. (Nasdaq:CTRE) announced today that it successfully completed a previously-disclosed $211 million multi-asset acquisition. The transaction grows CareTrust’s existing real estate holdings by 12 properties with 1,734 beds/units and adds over $19.0 million in new annual revenue to the company’s portfolio as of April 1, 2019.

The two-state transaction included seven skilled nursing facilities and one skilled nursing and assisted living campus in Louisiana, which were re-tenanted at closing with existing CareTrust tenant Priority Management Group, LLC. It also included three skilled nursing facilities and one continuing care retirement community in Texas, which were re-tenanted with Texas-based Southwest LTC, Ltd. under a new master lease with CareTrust.

“We are extremely pleased to be expanding our relationship with Priority Management, and to be completing our inaugural deal with Southwest LTC,” said Mark Lamb, CareTrust’s Chief Investment Officer. “Both operators have excellent reputations for quality care and are highly successful, and both were instrumental in helping us complete an extremely complicated transaction,” he added.

Mr. Lamb called the pairing of Priority Management with the eight Louisiana assets “a match made in heaven,” as two of Priority Management’s key principals operated the assets in the past when they were working with previous owners. “They know the properties and their markets especially well and are currently operating other properties in the same and nearby markets,” he said. Doug Boulware, Chief Executive Officer of Priority Management, added, “We are delighted to be returning to these facilities with CareTrust, and even though the operations are already stable, we believe there is significant upside in both quality and financial performance to be captured here.”

Mr. Lamb also explained that Southwest LTC is “the perfect partner for the four Texas properties,” as it already operates facilities in some of the same markets and knows the properties and markets well. “The new buildings fit right in with Southwest LTC’s existing 27-property portfolio and allow them to strategically expand in these Texas markets where they have operated for almost two decades,” he said. Ron Payne, Chief Executive Officer of Southwest LTC, added, “We believe these facilities and markets come with excellent long-term prospects, and the projected synergies with our existing operations will make it relatively easy for us to absorb and improve them.” Mr. Payne also noted that CareTrust had agreed to provide $1.65 million in capital expenditure funds over two years to allow Southwest LTC to address deferred maintenance and cosmetic needs at two of the facilities.

The aggregate purchase price for the acquisition was approximately $215.0 million inclusive of capex commitments and transaction costs. CareTrust and Priority Management amended their existing seven-facility master lease, which has approximately 12.5 years remaining on the term, to add the eight Louisiana assets and increase the annual cash rent due thereunder by approximately $15.6 million. CareTrust and Southwest LTC entered into a new master lease for the four Texas assets, which carries an initial term of fifteen years with two five-year renewal options and CPI-based rent escalators. The acquisition was funded using a combination of cash on hand and CareTrust’s $600 million unsecured revolving credit facility. The Seller was an affiliate of BM Eagle Holdings, LLC, which acquired the assets as part of a larger transaction and simultaneously sold to CareTrust 100% of its interest in the newly-formed single-purpose entity that held the twelve assets.

About CareTrust REIT, Inc.

CareTrust REIT, Inc. is a self-administered, publicly-traded real estate investment trust engaged in the ownership, acquisition, development and leasing of seniors housing and healthcare-related properties. With 211 net-leased healthcare properties and three operated seniors housing properties in 28 states, CareTrust REIT is pursuing opportunities nationwide to acquire additional properties that will be leased to a diverse group of local, regional and national seniors housing operators, healthcare services providers, and other healthcare-related businesses. More information about CareTrust is available at www.caretrustreit.com.

About Priority Management Group, Inc.

Priority Management Group, LLC is a Louisiana- and Texas-based skilled nursing and assisted living operator with 14 facilities in Louisiana and seven facilities in Texas. Its principals, Doug Boulware, Bill Bauder and Steven Boulware, have a collective 65 years of experience in successfully operating skilled nursing and seniors housing in Louisiana and Texas. They also hold board seats on the Louisiana Healthcare Association and Texas Health Care Association.

About Southwest LTC, LLC

Southwest LTC, Ltd. was founded in 2003 by industry veteran Ron Payne, and operates 31 skilled nursing and assisted living facilities in Texas and Oklahoma. Mr. Payne currently serves as the Chairman of the Board of the Texas Health Care Association, the industry trade group that represents and supports Texas’ skilled nursing operators, and also serves on the board of the Oklahoma Association of Healthcare Providers.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical statements of fact and statements regarding CareTrust’s intent, belief or expectations, including, but not limited to, statements regarding the expected long-term prospects of, and synergies with, the newly acquired facilities.

Words such as “anticipate,” “believe,” “could,” “expect,” “estimate,” “intend,” “may,” “plan,” “seek,” “should,” “will,” “would,” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements, though not all forward-looking statements contain these identifying words. CareTrust’s forward-looking statements are based on management’s current expectations and beliefs, and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although CareTrust believes that the assumptions underlying these forward-looking statements are reasonable, they are not guarantees and CareTrust can give no assurance that its expectations will be attained. Factors which could have a material adverse effect on CareTrust’s operations and future prospects or which could cause actual results to differ materially from expectations include, but are not limited to: (i) the ability and willingness of CareTrust’s tenants to meet and/or perform their obligations under the triple-net leases CareTrust has entered into with them and the ability and willingness of The Ensign Group, Inc. (“Ensign”) to meet and/or perform its obligations under the contractual arrangements that it entered into with CareTrust in connection with the spin-off from Ensign, including its triple-net long-term leases with CareTrust , and any of its obligations to indemnify, defend and hold CareTrust harmless from and against various claims, litigation and liabilities;

(ii) the ability and willingness of CareTrust’s tenants to comply with laws, rules and regulations in the operation of the properties CareTrust leases to them; (iii) the ability and willingness of CareTrust’s tenants, including Ensign, to renew their leases with CareTrust upon expiration and the ability to reposition CareTrust properties on the same or better terms in the event of nonrenewal or in the event CareTrust replaces an existing tenant, and obligations, including indemnification obligations, that CareTrust may incur in connection with the replacement of an existing tenant; (iv) the availability of and the ability to identify suitable acquisition opportunities and the ability to acquire and lease the respective properties on favorable terms; (v) the ability to generate sufficient cash flows to service CareTrust’s outstanding indebtedness; (vi) access to debt and equity capital markets; (vii) fluctuating interest rates; (viii) the ability to retain key management personnel; (ix) the ability to maintain CareTrust’s status as a real estate investment trust (“REIT”); (x) changes in the U.S. tax laws and other state, federal or local laws, whether or not specific to REITs; (xi) other risks inherent in the real estate business, including potential liability relating to environmental matters and illiquidity of real estate investments; and (xii) any additional factors identified in CareTrust’s filings with the Securities and Exchange Commission (“SEC”), including those in CareTrust’s Annual Report on Form 10-K for the year ended December 31, 2018 under the heading entitled “Risk Factors,” as such risk factors may be amended, supplemented or superseded from time to time by other reports CareTrust files with the SEC.

Information in this press release is provided as of April 1, 2019, unless specifically stated otherwise. CareTrust expressly disclaims any obligation to update or revise any information in this press release, whether to reflect any change in CareTrust’s expectations, any change in events, conditions or circumstances, or otherwise.

Contact:

CareTrust REIT, Inc.

(949) 542-3130

ir@caretrustreit.com